Exhibit 3.3
FIRST AMENDMENT
TO FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF CHRYSLER GROUP LLC

This First Amendment (this “Amendment”) to the Fourth Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) of Chrysler Group LLC (the “Company”), dated and effective as of June 10, 2014, as amended, is made and entered into as of December 15, 2014 by and among the members (the “Members”) of the Company.
WHEREAS, the Company is a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time (the “Act”), and its Members have entered into the LLC Agreement, in accordance with the provisions of the Act, governing the business and affairs of the Company and the conduct of its business;
WHEREAS, pursuant to Section 12.5 of the LLC Agreement, the LLC Agreement may be amended by an affirmative vote of the majority of the holders of a majority of the Membership Interests outstanding; and
WHEREAS, all of the Members of the Company have previously executed a unanimous written consent authorizing any officer of the Company to execute an amendment to the LLC agreement to reflect a change in the name of the Company.
NOW, THEREFORE, the Members, by the execution of this Amendment, agree as follows. Any capitalized terms used herein and not defined shall have the meanings set forth in the LLC Agreement:

ARTICLE I
The LLC Agreement is hereby amended as set forth in the following section:
Section 2.1    Name. The name of the limited liability company shall be FCA US LLC

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed or caused to be executed on their behalf this First Amendment to the Fourth Amended and Restated Limited Liability Company Agreement pursuant to the requirements of Section 12.5 of the Fourth Amended and Restated Limited Liability Company Agreement as of the date first written above.
Chrysler Group LLC
By:     /s/ Marjorie H. Loeb
Name:    Marjorie H. Loeb
Title:    Senior Vice President,
General Counsel & Secretary

SIGNATURE PAGE TO THE FIRST AMENDMENT TO THE FOURTH AMENDED AND
RESTATED LIMITED LIABILITY COMPANY AGREEMENT